SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
October 15, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
          On October 15, 2007, Environmental Tectonics Corporation (the “Company”) issued a press release announcing its preliminary financial results for the second quarter of its 2008 fiscal year, which ended on August 24, 2007.
          As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended February 23, 2007, in May 2003, the Company filed a certified claim with the Department of the Navy (the “Government”) seeking costs totaling in excess of $5.0 million in connection with a contract for submarine rescue decompression chambers. As of February 23, 2007, the Company had recorded $3.0 million in claims receivable for this claim. The Company had also previously disclosed, in a Current Report on Form 8-K dated June 28, 2007, that on June 14, 2007, the Government had amended its Answer to the Company’s claim to add counterclaims. On June 27, 2007, the Company and the Government filed a Joint Motion to Dismiss with prejudice all of the Company’s claims against the Government in connection with this contract. The Joint Motion to Dismiss was granted on June 28, 2007.
          In June 2007, the Company reached a tentative settlement, subject to necessary governmental approvals, regarding the Government’s counterclaims, whereby the Company agreed to pay to the Government $3.3 million and transfer the submarine rescue decompression chambers to the Government, at which time the Company agreed to further obligations or claims under this contract. In September 2007, at the Government’s request, the Company agreed to increase the amount to be paid to the Government from $3.3 to $3.55 million. It is not known at this time how long the approval process will take and there can be no assurance that such settlement will be finalized or approved. In the event that the settlement is not approved, the litigation regarding the Government’s counterclaims will continue.
          In connection with the settlement agreement, the Company has recorded a net pre-tax charge of $5.9 million in the first quarter of fiscal 2008, comprised of $6.4 million of claim costs partially offset by $.5 million of previously reserved contract revenue. An additional $250,000 charge was recorded in the second quarter of fiscal 2008.
          The Company expects to fund the $3.55 million cash payment required by the settlement agreement with a combination of cash on hand and through an additional investment by H. F. Lenfest, a significant shareholder and member of the Company’s Board of Directors, which was completed on August 23, 2007.
          Effective October 2, 2007, the U. S. Navy suspended ETC from performing work for the federal government pursuant to the Federal Acquisition Regulations. On October 10, 2007, representatives from ETC and the Company’s attorneys met with the Navy’s suspending official to discuss the suspension. At this point it is not known how long the suspension will continue.
          The Company continues to analyze the impact of the tentative settlement with the Government on its financial statements and the Audit Committee of the Company’s Board of Directors is reviewing the circumstances related thereto. This review has not been completed as of this date. The Company intends to complete this review and file its Quarterly Report on Form 10-Q for the period ended May 25, 2007 (the “Quarterly Report”) and its Quarterly Report on

Form 10-Q for the period ended August 24, 2007 (the “Second Quarter Quarterly Report”) on or before January 17, 2008.
          A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On October 18, 2007, the Company received a letter from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with Sections 134 and 1101 of the AMEX Company Guide as a result of the Company’s failure to file the Second Quarter Quarterly Report. As the Company disclosed in a Form 12b-25 filed with the Securities and Exchange Commission on October 9, 2007, the Company was not able to file the Second Quarter Quarterly Report by October 9, 2007. The Company has also not been able to file the Quarterly Report within the five-day extension period permitted by Rule 12b-25. The Company’s failure to file the Quarterly Report by October 15, 2007 has resulted in non-compliance with Sections 134 and 1101 of the AMEX Company Guide.
          The non-compliance by the Company with Sections 134 and 1101 of the AMEX Company Guide makes the Company’s common stock subject to being delisted from AMEX. The Company submitted a plan to AMEX on August 14, 2007 advising AMEX of the actions that it is taking and intends to take to bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide by January 17, 2008. On September 20, 2007, AMEX notified the Company that AMEX had accepted the Company’s plan to regain compliance with AMEX’s continued listing standards, and that the Company’s listing will be continued until January 17, 2008. In the October 18, 2007 letter of non-compliance from AMEX, AMEX informed the Company that it was not required to submit an additional plan of compliance in connection with its failure to file the Second Quarter Quarterly Report.
          An indicator has been added to the Company’s trading symbol noting the Company’s non-compliance with Sections 134 and 1101 of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
          A copy of the press release issued by the Company on October 18, 2007 regarding receipt of the letter of non-compliance from AMEX is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:

99.1	Press Release dated October 15, 2007.

99.2	Press Release dated October 18, 2007.

          In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 2.02 in this Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: October 19, 2007	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated October 15, 2007.

99.2	Press Release dated October 18, 2007.

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